(23.1)

CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-57267, 333-57915, 333-60737, 333-64653, 333-68555, 333-81121 and 333-47848) of Moody’s Corporation of our report dated April 3, 2002 relating to the combined financial statements of KMV Corporation and KMV LLC, which appears in this Current Report on Form 8-K (No. 001-14037) of Moody’s Corporation.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
New York, New York
June 24, 2002